Exhibit 99.1

Retirement and Non-Competition Agreement

This Agreement is made between Jeffrey A. Rein (“Rein”) and Walgreen Co., an Illinois Corporation (“Walgreens” or the “Company”), describing the application of certain compensation, benefits and other terms and conditions in connection with Rein’s retirement from Walgreens. This Agreement is effective as of October 10, 2008, and it supersedes any and all prior agreements, proposals and understandings between Rein and Walgreens, including but not limited to Rein’s change in control Employment Agreement dated April 11, 1996.

With the intention of being legally bound, Walgreens and Rein promise and agree that:

1.
Retirement. Rein has retired from his employment with Walgreens, with his last day of work being October 10, 2008 (“Last Day Worked”). Based on the pay and benefits provided to Rein following his Last Day Worked pursuant to the senior executive retirement programs of the Company and the terms of this Agreement, and subject to the terms and conditions of this Agreement, Rein’s official retirement date (referred to as his “Paid-Through Date”) will be February 28, 2010, and the period between Rein’s Last Day Worked and his Paid-Through Date is referred to herein as his “Paid-Through Period.”

2.
Future Payments. Following his Last Day Worked, Rein is entitled to payment for all accrued but unused vacation and six months of additional pay based on the Company’s retirement policy for senior vice presidents and above. In recognition of Rein’s many years of service and dedication to Walgreens, the Company is also providing six additional months of pay, such that Rein’s Paid-Through Period will continue through the month-end Paid-Through Date indicated above. During the Paid-Through Period, Rein will receive base salary continuation at his final annualized rate of $1,200,000; provided that any portion of this salary continuation that cannot be paid during the first six months following the Last Day Worked, pursuant to Internal Revenue Code Section 409A, shall be delayed and paid on the six-month anniversary of Rein’s Last Day Worked. Rein will also receive a full bonus for fiscal year 2009, and a pro-rated bonus for the portion of fiscal year 2010 ending on his Paid-Through Date. Each of these bonuses shall be paid at Rein’s current target bonus of 125% of base salary and shall be paid in October 2009 and October 2010, respectively.

3.
Employee Benefits During Paid-Through Period. With the exception of disability coverage, which ends as of the Last Day Worked, in accordance with Company policy for retiring senior executives during the Paid-Through Period Rein will remain eligible for the employee/executive benefits listed below, subject to any changes of general application to senior executives.

a.	Medical, prescription drug, dental, flexible spending account, and life insurance.

b.	Profit-Sharing Retirement Plan and Profit-Sharing Restoration Plan and Trust.

c.
Continued employment/vesting service for purposes of outstanding long-term incentives (stock options, restricted stock units, restricted stock and cash under the Restricted Performance Share Program, and contingent grant under the Performance Share Program).

d.	Continued company car benefit.

Notwithstanding the foregoing, Rein shall not earn any additional vacation or be eligible for any new long-term incentive grants following his Last Day Worked. Any reimbursement of expenses due by the Company to Rein shall take place in the calendar year such expenses were incurred.

4.
Retirement Benefits Following Paid-Through Date. Except as provided in Section 3 above, for purposes of all Company benefit plans and programs Rein’s retirement will be effective as of his Paid-Through Date, and under the terms and conditions of such plans and programs he shall be entitled to all benefits provided to a Company senior executive retiree who has reached age 55 with at least 25 years of service, subject to any future plan/program changes of general application to senior executive retirees. This includes retiree medical and prescription drug coverage, continued vesting and exercisability of stock options pursuant to the terms of the underlying stock option agreements, accelerated vesting of outstanding restricted stock and cash under the Restricted Performance Share Program, pro-rated vesting of outstanding restricted stock units, a pro-rated award for the current performance period under the Performance Share Program, and continued annual physical exams to age 70. Rein shall also be entitled to payments under the applicable Company retirement savings plans, pursuant to the terms and conditions of such plans, any previous payment elections made by Rein thereunder, and based on Rein’s retirement as of his Paid-Through Date.

5.
Indemnification. The officer and director indemnification provisions of the by-laws of Walgreens and any applicable subsidiaries shall continue to apply to Rein to the full extent provided in such by-laws.

6.	Cooperation. Rein agrees, without receiving additional compensation, that:

a.
during the Paid-Through Period he will be available at reasonable times, in keeping with his then current obligations, and upon reasonable notice by the Company for consultation with the Company’s Board of Directors and/or the Company’s senior management personnel;

b.
during the Paid-Through Period and as may be needed thereafter, he will fully and completely cooperate with Walgreens in all investigations, potential litigation or litigation in which Walgreens is involved or may become involved, subject to reimbursement of reasonable travel expenses if requested by Walgreens and approved in advance, and subject further to Rein’s right to seek his own counsel in the event of a conflict of interest; and

c.
as a Walgreens senior executive retiree, he will continue to represent the Company in a positive manner and will not take any action detrimental to the interests of the Company. Likewise, the Company will not disparage Rein.

7.
Death During Paid-Through Period. In the event of Rein’s death prior to the Paid-Through Date, all remaining payments described in Section 2 above shall be made to Rein’s beneficiary or estate, and the benefits described in Sections 3 and 4 above shall be treated pursuant to the terms and conditions of the underlying Company plans and programs.

8.
Resignation of Officer Positions. As of his Last Day Worked, Rein hereby confirms his resignation from the Walgreens Board of Directors and from all officer positions with the Company and all subsidiaries.

9.	[Intentionally Omitted]

10.
Waiver and Release. Rein waives and releases any and all claims, known or unknown, arising on or before the date of Rein’s execution of this Agreement, that Rein has or might have against the Company, its parents, subsidiaries, affiliated companies, predecessors and assigns, including but not limited to all past and present officers, directors, employees, agents, successors, and assigns. These waived and released claims include but are not limited to claims for monetary damages, other personal recovery or relief, costs, expenses, and attorneys’ fees of any kind. The only claims not waived and not released by Rein are (i) claims arising after the date that Rein signs this Agreement; (ii) any claim that as a matter of law cannot be waived; and (iii) claims for compensation or benefits that are specifically described and provided for in other provisions of this Agreement. Both Rein and Walgreens acknowledge that they not aware of any claims or causes of action they may have against each other.

11.
Enforcement of This Agreement. Rein acknowledges that his compliance with all of his obligations under this Agreement, and in particular the restrictive covenants set forth in Exhibit A, is necessary to enable the Company to maintain its competitive position, and that any actual or threatened breach of these covenants will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law. In the event of any breach of these covenants, as determined by a court of competent jurisdiction, the Company shall be entitled to discontinue any remaining payments and benefits otherwise due to Rein during the Paid-Through Period, injunctive relief, including the right to a temporary restraining order, and other relief, including damages, as may be proper. The foregoing stipulated damages and remedies of the Company are in addition to, and not to the exclusion of, any other damages the Company may be able to prove. In addition, if any court shall at any time hold these covenants to be unenforceable or unreasonable in scope, territory or period of time, then the scope, territory or period of time of the covenants shall be that determined by the court to be reasonable. Rein consents to the jurisdiction of the Circuit Court of Lake or Cook County, Illinois for purposes of the enforcement of this agreement.

12.
Compliance with Internal Revenue Code Section 409A. The parties intend that this Agreement will be interpreted so that the pay and benefits provided hereunder will be exempt from or compliant with Section 409A of the Internal Revenue Code of 1986. If Rein or the Company believe that this Agreement, or any portion of the pay or benefits provided hereunder, is not in compliance with any applicable provisions of Section 409A, each party shall advise the other and shall cooperate in good faith to take such steps as necessary, including amending this Agreement, to avoid the imposition of a Section 409A tax without a diminution in the pay or benefits that Rein is entitled to receive hereunder.

13.
Construction of Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, and constitutes the complete understanding between Rein and Walgreens regarding the subject matter of this Agreement. No other promises and agreements shall be binding unless made in writing and signed by Rein and Walgreens. Rein and Walgreens further agree that this Agreement supersedes any and all prior proposals, agreements, and understandings between them, and controls in the event of any conflicts between the terms of this Agreement and the terms of any plans, programs or policies.

14.
Severability. To the extent that any portion or covenant of this Agreement may be held to be invalid or legally unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall not be affected and shall remain in full force and effect.

15.
Full Knowledge and Authority to Sign. Other than as stated herein, Rein and Walgreens attest that each of them has authority to enter into this Agreement, that no promise or inducement other than as stated herein has been offered for this Agreement, that they are each legally competent to execute this Agreement, and that they accept the full responsibility therefore. Rein further represents that he is entering into this Agreement voluntarily, with full knowledge of its rights and obligations, and after having been advised to review the Agreement with an attorney.

Entered and Agreed to:

/s/ Jeffrey A. Rein	/s/ Kenneth R. Weigand
Jeffrey A. Rein	Walgreen Co.
By: Kenneth R. Weigand
Senior Vice President

October 17, 2008	October 17, 2008
Date	Date

EXHIBIT A

NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

This NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT (this “Exhibit A”) forms a part of the Retirement and Non-Competition Agreement between Jeffrey A. Rein (“Rein”) and Walgreen Co. (the “Retirement Agreement”), and is effective as of October 10, 2008.

WHEREAS, Walgreen Co. and its subsidiaries and affiliates (collectively, the “Company”) develop and/or use valuable business, technical, proprietary, customer and patient information, and the Company protects this information by limiting its disclosure and by keeping it secret or confidential;

WHEREAS, Rein acknowledges that during the course of employment with the Company, he has received, contributed to, and developed such confidential information; and

WHEREAS, the Company desires to protect from its competitors such confidential information and to protect its legitimate business interests via the restrictive covenants contained in this Exhibit A.

NOW THEREFORE, as a replacement for the restrictive covenants signed by Rein previously, and in consideration of the compensation and benefits provided to Rein pursuant to the Retirement Agreement, Rein agrees to the following:

1. Definitions. For purposes of this Exhibit A, the following definitions shall apply:

(a) “Competing Business” means any business engaged in by any Person that is in competition with any business engaged in by the Company as of Rein’s Last Day Worked or at any time during the term of Rein’s service as President/Chief Operating Officer or Chief Executive Officer of the Company.

(b) “Customer” means any patient or other customer or prospective customer of any Company business unit during Rein’s employment with the Company.

(c) “Person” means any individual, corporation, partnership, limited liability company or other entity.

Any other capitalized terms not defined herein shall be as defined in the Retirement Agreement.

2. Non-Disclosure And Non-Use. Rein agrees not to disclose any Confidential Information, as defined below, to any person or entity other than the Company, either during or after Rein’s employment, without the Company’s prior written consent. Rein further agrees not to use any Confidential Information, either during or at any time after his employment, without the Company’s prior written consent.

Confidential Information means information not generally known by the public about processes, systems, products, services, including proposed products and services, business information, know-how, or trade secrets of the Company. Confidential Information includes, but is not limited to, the following:

(a) Customer records, identity of vendors, suppliers, or landlords, profit and performance reports, prices, selling and pricing procedures and techniques, and financing methods of the Company;

(b) Customer lists and information pertaining to identities of the customers, their special demands, and their past, current and anticipated requirements for the products or services of the Company;

(c) Specifications, procedures, policies, techniques, manuals, databases and all other information pertaining to products or services of the Company, or of others for which the Company has assumed an obligation of confidentiality;

(d) Business or marketing plans, accounting records, financial statements and information, and projections of the Company;

(e) Software developed or used by the Company;

(f) Information related to the Company’s retailing, distribution or administrative facilities; and

(g) Any other information identified or defined as confidential information by Company policy.

3. Non-Competition During the Paid-Through Period. In order to protect the legitimate business interests and goodwill of the Company, and to protect Confidential Information, Rein covenants and agrees that during the Paid-Through Period defined in the Retirement Agreement, Rein will not compete with the Company. This restriction includes without limitation a prohibition on engaging or investing in, owning, managing, operating, financing, controlling, participating in the ownership, management, operation, financing or control of, or being associated or in any manner connected with, any Competing Business, whether as a consultant, independent contractor, agent, employee, officer, partner, director, shareholder (except (i) limited partnership investments in private equity funds which may invest in venture capital-backed companies (where Rein’s investment represents less than 1% percent ownership interest of any such company) or (ii) investments of less than 1% ownership interest of the outstanding securities of a corporation or other entity whose securities are listed on a stock exchange or quotation system and such entity files periodic reports with the Securities and Exchange Commission), distributor, representative, or otherwise, alone or in association with any other Person(s). Notwithstanding the foregoing, Rein may render services for a Competing Business if: such service does not conflict with any other restrictions noted in this Exhibit A, the Competing Business is diversified, and Rein becomes employed in a part of the business that is not in competition with the Company; and the Company receives advance written assurances satisfactory to the Company, from both the Competing Business and Rein, that Rein will not render any material services in connection with any product, system, service, or process of any Person or organization which competes with a product, system, service, or process of the Company. In addition, the following shall not constitute prohibited competition under this Exhibit A: working for a manufacturing enterprise with on-site pharmacies; working for department stores that have no pharmacy operation; working in connection with clothing and beauty products business activities; and working for vendor partners of the Company.

4. Non-Competition and Non-Solicitation Through the One-Year Anniversary of the Paid-Through Period. Rein further covenants and agrees that during the Paid-Through Period and for one year thereafter Rein will not:

(a) contact any Customer of the Company for the benefit of a Competing Business or interfere with, or attempt to disrupt the relationship, contractual, or otherwise, between the Company and any of its Customers.

(b) hire any employee of the Company. This restriction includes, without limitation, a prohibition on directly or indirectly employing, or knowingly permitting any Person or business directly or indirectly controlled by Rein, regardless of whether such Person or business is a Competing Business, from employing, any person who is employed by the Company. The term “employee” means an individual employed by the Company as of the date of, or within six months before or after Rein’s Last Day Worked.

(c) solicit any employee of the Company. This restriction includes without limitation a prohibition on directly or indirectly (i) interfering with, or attempting to disrupt the relationship, contractual, or otherwise, between the Company and any of its employees, and (ii) soliciting, inducing, or attempting to induce employees of the Company to terminate employment with the Company.

(d) compete with the Company. During the Paid-Through Period, the restrictions of Paragraph 3 above shall apply. For the six-month period following the Paid-Through Date, restricted competition shall be more narrowly limited to performing services in the retail pharmacy or pharmacy benefit management business in direct competition with the Company.

The determination of whether any activity in question constitutes competition with the Company in violation of this Paragraph 4(d) or Paragraph 3 above shall be made, in good faith, by the Board of Directors of the Company or its designee, and the Board will consider any reasonable advance written request by Rein to have the Company waive these restrictions as applied to one or more specified activities that might otherwise be considered to be in violation of this Exhibit A.

5. Scope of Covenants. Rein agrees that the restrictions contained in Paragraphs 4(a), 4(b), and 4(c) have no geographic limitation. Rein agrees that the restrictions contained in Paragraphs 3 and 4(d) are geographically limited to the entirety of the United States and Puerto Rico. Rein acknowledges that (i) the Company’s business is and following the date hereof will be national in scope, (ii) the Company’s products and services are and following the date hereof will be marketed throughout the United States and (iii) the Company has competed and following the date hereof will compete with other businesses that are or could be located in any part of the United States. Rein further covenants and agrees that restrictive covenants contained in this Exhibit A are reasonable and necessary to protect the legitimate business interests of the Company because of the nature and scope of the Company’s business.

If a court or arbitrator of competent jurisdiction determines that one or more of the provisions of Paragraphs 2-4 are invalid, illegal, or unenforceable for any reason, then such provision or provisions shall be deemed to be reduced in scope or length, as the case may be, to the extent required to make these Paragraphs enforceable. If Rein violates the provisions of Paragraph 2 or 3, the periods described therein shall be extended by that number of days which equals the aggregate of all days during which at any time any such violations occurred.

6. Non-Inducement. Rein agrees that he will not directly or indirectly assist or encourage any Person or entity in carrying out any activity that would be prohibited by the provisions of this Exhibit A if such activity were carried out by Rein.

8. Consideration and Acknowledgments. Rein acknowledges and agrees that the covenants described in this Exhibit A are essential terms. Rein further acknowledges that these covenants are supported by adequate consideration, that full compliance with these covenants will not prevent Rein from earning a livelihood, and that these covenants do not place undue restraint on Rein and are not in conflict with any public interest. Rein further acknowledges and agrees that Rein fully understands these covenants, has had full and complete opportunity to discuss and resolve any ambiguities or uncertainties regarding these covenants before signing the Retirement Agreement, that these covenants are reasonable and enforceable in every respect, and has voluntarily agreed to comply with these covenants for their stated term. Rein agrees that in the event he is offered employment with a Competing Business at any time in the future, Rein shall immediately notify the Competing Business of the existence of the covenants set forth in Paragraphs 2 through 4 above to the extent they remain applicable.

9. Remedies upon Breach. The terms of Section 11 of the Retirement Agreement shall govern in the event that Rein breaches any material provision of this Exhibit A. In addition, any material breach of Paragraph 3 or 4 above shall constitute a breach of the non-competition provisions contained in Rein’s stock option agreements and Deferred Compensation/Capital Accumulation Plans, thus triggering the resulting forfeiture of unexercised stock options and reduction in deferred compensation benefits.

10. Notification. Rein further agrees that the Company may notify anyone later employing him or her of the existence and provisions of this Exhibit A.

11. Successors and Assigns. This Exhibit A shall be enforceable by the Company and its successors and permitted assigns.

12. Waiver and Severability. Rein agrees that (a) waiver of any of the provisions of this Exhibit A by the Company in any particular instance shall not be deemed to be a waiver of any provision in any other instance and/or of the Company’s other rights at law or under this Exhibit A, and (b) the provisions of this Exhibit A shall be considered severable.